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EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our reports dated April 28, 2000 included in the Bioject Medical Technologies, Inc. Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen, LLP

Portland, Oregon
August 24, 2000

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS